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                                                                     EXHIBIT 5.1

                    [GOODWIN, PROCTER & HOAR LLP LETTERHEAD]





                                February 2, 1998



Selfcare, Inc.
200 Prospect Street
Waltham, MA  02154

         Re:      Registration Statement on Form S-8

Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 500,000 shares of common stock, par value $.001 per share (the "Shares"), of Selfcare, Inc., a Delaware corporation (the "Company").

         In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation, as amended to date, and the Amended and Restated Bylaws of the Company; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement") and the prospectus contained therein (the "Prospectus"); the Selfcare, Inc. Amended and Restated 1996 Stock Option and Grant Plan (the "Option Plan"); Amendment No. 1 to the Option Plan; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion herein concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be legally issued, fully paid and nonassessable shares of common stock, par value $.001 per share, of the Company.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
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                    [GOODWIN, PROCTER & HOAR LLP LETTERHEAD]


Selfcare, Inc.
February 2, 1998
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ GOODWIN, PROCTER & HOAR LLP
                                            ---------------------------
                                            GOODWIN, PROCTER & HOAR LLP